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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
E&B Marine Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes.


KPMG PEAT MARWICK LLP
Short Hills, New Jersey
MAY 14, 1996